FOR IMMEDIATE RELEASE

CONTACT:

Ann Parker

Director of Corporate Communications

LodgeNet Entertainment Corporation

605-988-1000

communications@lodgenet.com

LODGENET EXECUTIVES CERTIFY COMPANY FINANCIAL STATEMENTS

SIOUX FALLS SD, August 14, 2002 — LodgeNet Entertainment Corporation (NASD: LNET), announced today that its President and Chief Executive Officer, Scott C. Petersen and Senior Vice President and Chief Financial Officer, Gary H. Ritondaro have joined leading public companies in certifying their company’s second quarter 2002 financial statements to the Securities and Exchange Commission (SEC).

“Although technically not required to certify the statements at this time because our company does not fall within the size range identified by the SEC, we felt it was important to assure the public and investors that LodgeNet is confident in the integrity and accuracy of its accounting and financial procedures and reporting mechanisms,” said Petersen. “Mr. Ritondaro and I are pleased to have certified that our disclosures, including our financial statements, represent the true condition of our company.”

The company filed an 8-K with the SEC today reflecting the company’s certification of its second quarter 10Q filings.

About LodgeNet

LodgeNet Entertainment Corporation (www.lodgenet.com) is the leading provider in the delivery of television-based broadband, interactive services to the lodging industry, serving more hotels and guest rooms than any other provider throughout the United States and Canada, as well as select international markets. These services include on-demand digital movies, digital music and music videos, Nintendo® video games, high-speed Internet access and other interactive television services designed to serve the needs of the lodging industry and the traveling public. As one of the largest companies in the industry, LodgeNet provides service to 930,000 rooms (including more than 850,000 interactive guest pay rooms) in more than 5,600 hotel properties worldwide. More than 260 million travelers have access to LodgeNet systems on an annual basis. LodgeNet is listed on NASDAQ and trades under the symbol LNET.

NOTE: This press release contains “forward-looking statements” within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; potential effects of litigation; the impact of government regulations; and the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

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